Exhibit 10.1

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

Plan Document

as amended and restated effective October 13, 2010

1.                                       Introduction.

(a)                                  Purpose. FairPoint Communications, Inc. (the “Company”) has previously established and is hereby amending and restating this equity-based incentive compensation plan known as the “FairPoint Communications, Inc. 2010 Long Term Incentive Plan” (as amended and restated, the “Plan”), for the following purposes: (i) to enhance the Company’s ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company’s shareholders.  This Plan is intended to serve as the sole source for all future equity-based awards to those eligible for Plan participation.

(b)                                 Effective Date.  Pursuant to Section 8.14 of the Plan of Reorganization, this Plan shall automatically become effective on the “Effective Date” as defined in the Plan of Reorganization (the “Effective Date”).

(c)                                  Definitions.  Terms in the Plan and any Appendix that begin with an initial capital letter have the defined meaning set forth in Appendix I or elsewhere in this Plan, in either case unless the context of their use clearly indicates a different meaning.

(d)                                 Effect on Other Plans, Awards, and Arrangements.  This Plan is currently the sole plan under which the Company makes awards of equity-based compensation.

(e)                                  Appendices. Incorporated by reference, and thereby part of this Plan, are the terms set forth in Appendix I (Definitions).

2.                                       Types of Awards.  The Plan permits the granting of the following types of Awards according to the Sections of the Plan listed below, subject to the terms and conditions set forth in Section 3 below that limit the types of Awards that may occur, the maximum number of Shares that may be subject to different types of Awards and certain other restrictions:

Section 5	Stock Options
Section 6	Restricted Shares, Restricted Share Units and Performance Awards

3.                                       Shares Available for Awards.

(a)                                  Generally, Subject to Section 9 below, a total number of Shares, as determined by the Committee under Section 6.1.1(b) of the Plan of Reorganization, shall be available for issuance under the Plan pursuant to Awards.  Specifically, if “Class 7” (within the meaning of the Plan of Reorganization) receives a distribution on account of their claims under the Plan of Reorganization, three million one hundred thirty-four thousand six hundred three (3,134,603) Shares will be reserved for issuance pursuant to Awards, which shall only be made with respect to such Shares in the form of (i) Options to members of management, other Employees of the Company and its subsidiaries, Investor Director Providers and Directors, and (ii) Restricted Share Awards to members of management and other Employees of the Company and/or its subsidiaries, to independent contractors and consultants to the Company (with such Awards authorized to be made without restrictions, in accordance with Section 6(a) of the Plan), and to Investor Director Providers and Directors as provided herein.  If Class 7 does not receive a distribution on account of their claims under the Plan of Reorganization, then three million one hundred ninety-seven thousand one hundred six (3,197,106) Shares will be reserved for issuance pursuant to Options and Restricted Share Awards.  The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.

(b)                                           Awards on the Effective Date.

(i)                           Pursuant to the Plan of Reorganization, the Committee shall make the following Awards with a Grant Date of the Effective Date:

(x)                 (I) four hundred sixty-one thousand fifty-five (461,055) Restricted Shares (or four hundred thirty-three thousand three hundred fifty-five (433,355) Restricted Shares if Class 7 does not receive a distribution on account of their claims under the Plan of Reorganization) will be granted to members of management and other Employees of the Company and/or its subsidiaries, and to independent contractors and consultants to the Company (with such Awards to independent contractors and consultants being authorized to be made without restrictions, in accordance with Section 6(a) of the Plan)plus (II) up to fifteen thousand four hundred ninety-three (15,493) Restricted Shares (or seventeen thousand four hundred seventy two (17,472) Shares if Class 7 does not receive a distribution on account of their Claims under the Plan), at the sole discretion of the Company’s Chief Executive Officer, acting on behalf of the Company in his sole discretion, may be granted to members of management and other Employees of the Company and/or its subsidiaries who are first hired by the Company or its Affiliates between March 4, 2010 and the Effective Date;

(y)               Options to purchase (I)  eight hundred sixty-two thousand sixteen (862,016) Shares (or eight hundred ninety-two thousand eighty-three (892,083) Shares if Class 7 does not receive a distribution on account of their claims under the Plan of Reorganization) will be granted to members of management and other Employees of the Company and/or its subsidiaries, (II) one hundred thirty-two thousand fifteen (132,015) Shares (or one hundred forty-nine thousand five hundred sixty-four (149,564) Shares if Class 7 does not receive a distribution on account of their claims under the Plan of Reorganization) will be granted to Investor Director Providers and Directors, plus, (III) at the sole discretion of the Board, up to an additional one hundred fifty-six thousand seven hundred thirty (156,730) Shares (or one hundred sixty-two thousand one hundred ninety-seven (162,197) Shares if Class 7 does not receive a distribution on account of their Claims under the Plan of Reorganization) may be granted to members of management and other Employees of the Company and/or its subsidiaries.

Any Awards that are subject to the discretion of the Board, as provided in clauses (x) and (y), and are not awarded with a Grant Date of the Effective Date shall increase the number of Shares available for future Awards in accordance with Section 3(c)(i) and (c)(ii), below, as appropriate.

(ii)                        All Awards with a Grant Date of the Effective Date shall be 25% vested on the Effective Date, and the remainder of these Awards shall vest in three equal annual installments, commencing on the first anniversary of the Effective Date, with accelerated vesting on (x) a Change in Control, or (y) a termination of the Participant’s Continuous Service either (I) without Cause, but only to the extent that vesting becomes at least 50%, plus an additional 25% for each completed year of the Participant’s Continuous Service beyond the first year after the Effective Date (up to 100% in the aggregate), (II) in the case of Options only, due to the Participant’s death or Disability, but only to the extent vesting would have otherwise occurred within the one-year period following termination of the Participant’s Continuous Service, or (III) in the case of Restricted Shares or RSU Awards only, due to the Participant’s death or Disability.

(iii)                     The exercise price for Shares subject to Options awarded with a Grant Date of the Effective Date shall be the lesser of (x) U.S. $36.03 per Share and (y) the weighted average trading price of a Share of Company Stock for the first 20 trading days following the Effective Date, but in no event less than $19.28 per Share.

(c)                                            Awards after the Effective Date.

(i)                           One million four hundred thirty-five thousand two hundred eighty-seven (1,435,287) Shares will be available for future Awards if Class 7 receives a distribution on account of their claims under the Plan of Reorganization; provided, however, that if the consolidated enterprise value of the Company and its subsidiaries does not equal or exceed $2.3 billion on or prior to the expiration date of the New Warrants (as defined in the Plan of Reorganization), then the aggregate number of Shares that are available for issuance pursuant to future Awards (other than those authorized under Section 3(c)(y) below, which shall be independently allowed under all circumstances) will be automatically reduced by three hundred ten thousand three hundred twenty-six (310,326) shares. In the event that Class 7 does not receive a distribution on account of their claims under the Plan of Reorganization, one million four hundred seventy-two thousand four hundred seven (1,472,407) Shares will be available for issuance pursuant to future Awards.  For purposes of this clause (c), “consolidated enterprise value” of the Company and its subsidiaries means, as of any date, the following as determined in good faith by the Board: (A) (1) the amount of shares of Company Stock outstanding less Restricted Shares that are not vested plus Options which are vested and which have an exercise price which is less than the WAVP (as defined below) multiplied by (2) the weighted average (based on the volume of shares traded) Fair Market Value of the Company Stock for the immediately preceding twenty consecutive trading days (on which the Company Stock actually is traded) (the “WAVP”) plus (B) the current value of any investments by the Company or any of its subsidiaries in a person other than the Company or any of its subsidiaries, to the extent applicable, plus (C) the current value of all preferred stock of the Company, to the extent applicable, plus (D) the current outstanding value of the consolidated indebtedness of the Company and its subsidiaries minus (E) any cash and cash equivalents of the Company and its subsidiaries; provided, that the amounts referred to in subclauses (B), (C), (D) and (E) shall be as reflected on the Company’s most recent regularly prepared balance sheet.

(ii)                        Notwithstanding anything to the contrary in this Plan, the aggregate number of Shares that may be issued pursuant to Restricted Share Awards after the Effective Date under this Section 3(c) of the Plan may not exceed three hundred ninety one thousand eight hundred twenty-five (391,825)(or four hundred five thousand four hundred ninety-two (405,492) if Class 7 does not receive a distribution on account of their claims under the Plan of Reorganization), reduced by those Shares issued pursuant to the Restricted Share Awards contemplated by Section 3(b)(i)(x)(II); provided that, regardless of and in addition to the limitations set forth in Sections 3(b) and 3(c) above, eighty-seven thousand five hundred (87,500) Shares shall be separately reserved for Restricted Share Awards that the Board may make, on or after the Effective Date, in its sole discretion, to any Eligible Persons.

(d)                                 Replenishment; Counting of Shares.  Any Shares reserved for Plan Awards will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary pursuant to an Award due to the Award’s forfeiture, cancellation, expiration, or net settlement without the issuance of Shares.  Further, if and to the extent determined by the Board of Directors in its sole discretion in connection with a particular acquisition and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company’s or an Affiliate’s acquiring another entity.  On the other hand, Shares that a Person owns and tenders in payment of all or part of the exercise price of an Award or in satisfaction of applicable Withholding Taxes shall not increase the number of Shares available for future issuance under the Plan.

4.                                       Eligibility.

(a)                                  General Rule.  Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those Persons to whom Awards may be granted.  Each Award shall be evidenced by an Award Agreement that sets forth its Grant Date and all other terms and conditions of the Award, that is signed on behalf of the Company (or delivered by an authorized agent through an electronic medium), and that, if required by the Committee, is signed by the Eligible Person as an acceptance of the Award.  The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b)                                 Option Limits per Person.  During the term of the Plan, no Participant may receive Options that relate to more than 60% of the maximum number of Shares issuable under the Plan as of the Effective Date, as such number may be adjusted pursuant to Section 9 below.

(c)                                  Replacement Awards.  Subject to Applicable Law (including any associated shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant, with the Participant’s consent, surrender for cancellation some or all of the Awards or other grants that the Participant has received under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

5.                                       Stock Options.

(a)                                  Grants.  Subject to the limitations set forth in Section 3, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan, that may be immediately exercisable or that may become exercisable in whole or in part based on future events or conditions, that may include vesting or other requirements for the right to exercise the Option, and that may differ for any reason between Eligible Persons or classes of Eligible Persons, provided in all instances that:

(i)                           the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of the underlying Shares on the Grant Date; and

(ii)                        no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b)                                 Method of Exercise.  Each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares) at any time and from time to time prior to its expiration, but only pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement. Exercise shall occur by delivery of both written notice of exercise to the secretary of the Company, and payment of the full exercise price for the Shares being purchased.  The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)                                     cash or check payable to the Company (in U.S. dollars);

(ii)                                  other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company;

(iii)                               a net exercise by surrendering to the Company Shares otherwise receivable upon exercise of the Option;

(iv)                              a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(v)                                 any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until the Company has received sufficient funds to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company, in violation of Section 13(k) of the Exchange Act.

(c)                                  Termination of Continuous Service.  The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service.  The Committee may waive or modify these provisions at any time.  To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

Reason for terminating Continuous Service	Option Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service, or when Cause first existed if earlier.
(II) Disability of the Participant.	Within one year after termination of the Participant’s Continuous Service.
(III) Retirement of the Participant.	Within one year after termination of the Participant’s Continuous Service.
(IV) Death of the Participant during Continuous Service or within 90 days thereafter.	Within one year after termination of the Participant’s Continuous Service.
(V) By the Company without Cause and without what would have been Cause if the Company had known all of the relevant facts.	Within 90 days after termination of the Participant’s Continuous Service.
(VI) Other than as set forth above.	Within 90 days after termination of the Participant’s Continuous Service.

If there is a Securities and Exchange Commission blackout period (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares or the exercise of Options during any part of the ten day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Options shall be extended until ten days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

(d)                                 Buyout.  The Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.  In addition, but subject to Applicable Law, if the Fair Market Value for Shares subject to any Option or Options is more than 70% below their exercise price for more than 30 consecutive business days, the Committee may unilaterally declare such Option to be terminated, effective on the date on which the Committee provides written notice to the Participant or other Option holder.  The Committee may take such action with respect to any or all Options granted under the Plan and with respect to any individual Option holder or class or classes of Option holders, and the Committee shall not have any obligation to be uniform, consistent, or nondiscriminatory between classes of similarly-situated Option holders, except as required by Applicable Law.

6.                                       Restricted Shares, Restricted Share Units and Performance Awards.

(a)                                  Grant.  Subject to the limitations set forth in Section 3, the Committee may grant Restricted Share Awards and/or Restricted Share Unit (“RSU”) Awards to Eligible Persons, in each and all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.  The Committee shall establish as to each Restricted Share or RSU Award the number of Shares deliverable or subject to the Award (which number may be determined by a written formula), and the period or periods of time (the “Restriction Period”) at the end of which all or some restrictions specified in the Award Agreement shall lapse, and the Participant shall receive unrestricted Shares in settlement of the Award.  Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, individual, group, or divisional performance criteria, Company performance, or other criteria selection by the Committee. The Committee may make Restricted Share or RSU Awards with or without the requirement for payment of cash or other consideration.  In addition, the Committee may grant Awards hereunder in the form of unrestricted Shares that shall vest in full upon the Grant Date or such later date as the Committee may determine and specify in writing.

(b)                                 Vesting and Forfeiture.  The Committee shall set forth, in an Award Agreement granting Restricted Shares (or RSUs), the terms and conditions under which the Participant’s interest in the Restricted Shares (or Shares subject to RSUs) will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant to the extent either set forth in an Award Agreement or required by Applicable Laws.

(c)                                  Certificates for Restricted Shares.  Unless otherwise provided in an Award Agreement, the Company shall hold certificates representing Restricted Shares (and dividends if in Shares) that accrue with respect to them until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank.  The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d)                                 Section 83(b) Elections.  A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares.

(e)                                  Issuance of Shares upon Vesting.  As soon as practicable after vesting of a Participant’s Restricted Shares (or of the Participant’s right to receive the Shares underlying RSUs), the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share, free from vesting restrictions, for each Share subject to a vested RSU), unless an Award Agreement provides otherwise and subject to Section 7 regarding Withholding Taxes.  No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

(f)                                    Performance Awards.  Subject to the limitations set forth in this Section, the Committee may, at the time of grant of a Restricted Share or RSU Award, designate such Award as a “Performance Award” (that shall be settled only in Shares) in order that such Award constitutes, and has terms and conditions that are designed to qualify as, “qualified performance-based compensation” under Code Section 162(m). With respect to each Performance Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being defined below).  Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(i)                                     A Participant shall be eligible to receive Shares in respect of a Performance Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period.  As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period has been achieved and, if so, determine and certify in writing the amount of the Performance Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(ii)                                  The maximum Performance Award that any one Participant may receive for any one Performance Period, without regard to time of vesting or exercisability, shall not exceed the limitation set forth in Section 4(b) above, as adjusted pursuant to Section 9 below.

(iii)                     Definitions.

(I)                                    “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s).  Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(II)                                “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units.  Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.  Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(III)                            “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

7.                                       Taxes; Withholding.

(a)                                  General Rule. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold any Participant harmless from any or all of such taxes.  The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all required Withholding Taxes.  If authorized by the Committee in its sole discretion, the Committee may permit a Participant to satisfy required Withholding Taxes that the Participant has not otherwise arranged to settle before the due date thereof —

(i)                           from withholding the cash otherwise payable to the Participant pursuant to the Award;

(ii)                        by withholding and cancelling the Participant’s rights with respect to a number of Shares that (A) would otherwise have been delivered to the Participant pursuant to the Award, and (B) have an aggregate Fair Market Value equal to the Withholding Taxes (such withheld Shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of the withholding); or

(iii)                     withholding the cash otherwise payable to the Participant by the Company.

The number of Shares withheld and cancelled to pay a Participant’s Withholding Taxes will be rounded up to the nearest whole Share sufficient to satisfy such taxes, with cash being paid to the Participant in an amount equal to the amount by which the Fair Market Value of such Shares exceeds the Withholding Taxes.

Notwithstanding the foregoing, for any period during which the Company does not generally permit Participants to satisfy their Withholding Taxes through the cashless method described in clause 7(a)(ii) hereof, the Company shall use reasonable commercial efforts to operate a cashless exercise program pursuant to which each Participant may, before or concurrently with the recognition of income pursuant to an Award, provide irrevocable instructions (A) to a broker or dealer designated by the Company (but individually selected and engaged by the Participant if the Participant is a reporting person under Section 16 of the Exchange Act) to effect the immediate sale of any Shares that would otherwise be issued to the Participant pursuant to an Award, and to remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover all Withholding Taxes and/or the exercise price of the Option being exercised (if applicable) by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the cashless transaction.

(b)                                 U.S. Code Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate (i) to exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(c)                                  Unfunded Tax Status.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Person pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Person any rights that are greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the collection of benefits as they come due.  Neither the Participant nor the Participant’s duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company.

8.                                       Non-Transferability of Awards.

(a)                                  General.  Except as set forth in this Section, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section.

(b)           Limited Transferability Rights.  The Committee may in its discretion provide in an Award Agreement that an Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions.  Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan.  “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(c)           Death.  In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).

9.             Change in Capital Structure; Change in Control; Etc.

(a)           Changes in Capitalization.  The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the exercise or other price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in form of organization, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.  In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.  In any case, such substitution of cash or securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b)           Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)           Change in Control.  In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or replaced with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i)                           accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(ii)                        arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards (with the Committee determining the amount payable to each Participant based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee);

(iii)                     terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control.  To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation;

(iv)                    make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 9 above.

Notwithstanding the above and unless otherwise provided in an Award Agreement or in any employment-related agreement between the Company or any Affiliate and the Participant, in the event a Participant is Involuntarily Terminated on or within 12 months (or other period set forth in an Award Agreement) following a Change in Control, then any Award that is assumed or substituted pursuant to this Section above shall accelerate and become fully vested (and become exercisable in full in the case of Options), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award.  The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s Involuntary Termination, unless an Award Agreement provides otherwise.

10.           Termination, Rescission and Recapture of Awards.

(a)           Each Award under the Plan is intended to align the Participant’s long-term interests with those of the Company.  Accordingly, to the extent provided in an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (e) hereof (collectively, the “Conditions”).

(b)           A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c)           Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d)           Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e)           If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (x) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (y) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (z) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f)            Within ten days after receiving notice from the Company of any such activity described in Section 10(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares.  Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery.  It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g)           Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award.  Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b), (c), or (e) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h)           All administrative and discretionary authority given to the Company under this Section may be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)            If any provision within this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law.  Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable to any Participant from and after his or her termination of Continuous Service after a Change in Control.

11.           Recoupment of Awards.  Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s shareholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if and to the extent:

(a)           the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b)           in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c)           a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section.

In each instance, the Committee will, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

12.           Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.           Administration of the Plan.  The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter.  The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable.  In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(a)           Committee Composition.  The Board shall appoint the members of the Committee.  If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves.  The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b)           Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i)            to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii)                        to determine, from time to time, the Fair Market Value of Shares;

(iii)                     to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv)                    to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v)                       to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi)                    to the extent consistent with the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii)                 to require, as a condition precedent to the grant, vesting, exercise, settlement, and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole discretion, which form may include any other provisions, e.g. confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);

(viii)              in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Awards, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system; and

(ix)                      to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(c)           Local Law Adjustments and Sub-plans.  To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries

(d)           Action by Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan

(e)           Deference to Committee Determinations.  The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements.  The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, and all determinations the Committee makes pursuant to the Plan shall be final, binding, and conclusive.  The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud

(f)            No Liability; Indemnification.  Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement.  The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director or Employee who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan.  The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(g)           Expenses.  The expenses of administering the Plan shall be borne jointly and severally by the Company and its Affiliates

14.           Modification of Awards and Substitution of Options. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that the Plan would permit for a new Award.  Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent to the modification, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant

15.           Plan Amendment and Termination.  The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 9 above) unless such change is authorized by the shareholders of the Company.  A termination or amendment of the Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

16.           Term of Plan.  If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after its Effective Date as determined under Section 1(b) above.  No Awards shall be made under the Plan after its termination.

17.           Governing Law.  The terms of this Plan shall be governed by the laws of the State of Delaware, within the United States of America, without regard to the State’s conflict of laws rules.

18.           Laws and Regulations.

(a)           General Rules.  This Plan, the granting of Awards, the exercise of Options, and the obligations of the Company hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law.  In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan

(b)           Black-out Periods.  Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws

(c)           Severability; Blue Pencil.  In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended

19.           No Shareholder Rights.  Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to such Participant, transferee, or Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law.  Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options.  No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

Appendix I: Definitions

As used in the Plan, the following terms have the meanings indicated when they begin with initial capital letters within the Plan:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a Restricted Share, a Restricted Share Unit or a Performance Award.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee.  The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in an Award, (i) the refusal or neglect of the Participant to perform substantially his or her employment related duties, (ii) the Participant’s personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant’s conviction of a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company) or (iv) the material breach by the Participant of any applicable written policy of the Company or any Subsidiary; provided that, with respect to any Participant who is party to an employment agreement with the Company or a Subsidiary, “Cause” shall have the meaning specified in such Participant’s employment agreement. The determination as to whether “Cause” has occurred shall be made by the Committee, which shall have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”  The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.  Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means, unless another definition is set forth in an Award Agreement, the first of the following to occur after the Effective Date:

(i)            the members of the Board (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director;

(ii)           the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries of more than 50% of the combined voting power of the Company’s then outstanding voting securities;

(iii)          the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(iv)          the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary; and

(v)           the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur (I) in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code, or (II) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in any entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Class 7” has the meaning set forth in the Plan of Reorganization.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or its successor, provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee, (ii) with respect to any decision involving an Award intended to satisfy the requirements of Code Section 162(m), a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (iii) with respect to any decision relating to a Reporting Person, a committee consisting of solely two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means FairPoint Communications, Inc., a Delaware corporation; provided that in the event the Company reincorporates in another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Company Stock” means common stock of the Company.  In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 9), the Shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination, as an Employee or Director or Investor Director Provider.  Continuous Service shall not be considered interrupted in the case of:  (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) transfers between locations of the Company or between the Company and its Affiliates.  Changes in status between service as an Employee and Director will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company.  The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).  Notwithstanding anything to the contrary contained in the Plan, an Investor Director Provider shall be deemed to have Continuous Service for so long as the Investor Director Provider has an employee who serves as a Director.

“Director” means a member of the Board.

“Disabled” or “Disability” means, unless otherwise provided in an Award, a long-term disability within the meaning of the Company’s long-term disability or other similar program then applicable to a Participant or, in the absence of any such program, as determined by the Committee in accordance with Section 409A of the Code; provided that with respect to any Participant who is a party to an employment agreement with the Company or a Subsidiary, “Disability” shall have the meaning, if any, specified in such agreement.

“Eligible Person” means any Investor Director Provider, Director or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct.  The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Employer” means the Company and each Subsidiary and Affiliate that employs one or more Participants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value of the Company Stock as of such date based on the then prevailing closing prices of the Company Stock on the New York Stock Exchange, NASDAQ or such other stock exchanges as the Company Stock is then listed for trading (and, if none, as determined by the Committee in good faith based on relevant facts and circumstances).

“Grant Date” means the date designated as the “Grant Date” within an Award Agreement.

“Investor Director Provider” means any investor in the Company (or Affiliate of such investor) for which (a) an employee of such investor or Affiliate serves as a Director, and (b) with respect to which investor or Affiliate, such Director and such investor (or Affiliate) agree that the investor (or Affiliate) will receive any Awards that such Director otherwise would receive hereunder.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control:

(i)            termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or

(ii)           voluntary resignation by the Participant through the following actions: (1) the Participant provides the Company with written notice of the existence of one of the events, arising without the Participant’s consent, listed in clauses (A) through (C) below within thirty (30) days of the initial existence of such event; (2) the Company fails to cure such event within thirty (30) days following the date such notice is given; and (3) the Participant elects to voluntarily terminate employment within the ninety (90) day period immediately following such event. The events include: (A) a material reduction in the Participant’s authority, duties, and responsibilities without Cause, (B) the Participant being required to relocate his or her place of employment, other than a relocation within fifty (50) miles of the Company’s office that was immediately beforehand the Participant’s primary workplace, or (C) a material reduction in the Participant’s base salary other than any such reduction consistent with a general reduction of pay across the executive staff as a group, as an economic or strategic measure due to poor financial performance by the Company.

“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

“Participant” means any Eligible Person who holds an outstanding Award.

“Performance Award” means an Award of Restricted Shares or RSUs pursuant to Section 6(f) of the Plan.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this FairPoint Communications, Inc. 2010 Long Term Incentive Plan.

“Plan of Reorganization” means the joint plan of reorganization of the Company and its Affiliates, including, without limitation, the plan supplement and the exhibits and schedules thereof, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

“Recapture” and “Rescission” have the meaning set forth in Section 10 of the Plan.

“Reimbursement” has the meaning set forth in Section 11 of the Plan.

“Reporting Person” means an Employee or Director who is subject to the reporting requirements set forth under Rule 16b-3.

“Restricted Share” means a Share awarded with restrictions imposed under Section 6 of the Plan.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares upon the lapse of restrictions imposed under Section 6 of the Plan.

“Retirement” means a Participant’s termination of employment after age 62 and after completing at least five years of Continuous Service.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 9 of the Plan.

“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with any Award.

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

As approved by the Board of Directors on April 21, 2010, August 16, 2010, and October 7, 2010.

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

as amended and restated effective October 13, 2010

Restricted Share Award Agreement

You (the “Participant”) are hereby awarded Restricted Shares subject to the terms and conditions set forth in this Award Agreement (the “Award Agreement” or “Award”) and in the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (“Plan”).  A copy of the Plan is attached as Exhibit A, and a copy of the Prospectus summarizing the Plan’s material terms is attached as Exhibit B.  Terms beginning with initial capital letters within this Agreement have the special meaning defined in the Plan (or in this Agreement, if defined herein).

This Award is conditioned on your execution of this Award Agreement within five (5) days after the Grant Date specified in Section 1 below.  By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan, subject to the provisions set forth below.  As a result, you should not execute this Award Agreement until you have (i) carefully considered the terms and conditions of the Plan and this Award, and (ii) consulted with your personal legal and tax advisors about all of these documents.

1.                                       Specific Terms.  Your Restricted Shares have the following terms

Name of Participant

Number of Restricted Shares Being Awarded

Purchase Price per Share (if applicable)	Not applicable.

Grant Date	, 2011.

Vesting

Your Award will vest with respect to twenty-five percent (25%) of the number of Restricted Shares designated above on the Grant Date and on each of the first three annual anniversary dates of the Grant Date (each a “Vesting Date”), provided that your Continuous Service has not ended before the particular Vesting Date (subject to the terms of any employment agreement between you and the Company).

Accelerated Vesting

You will become 100% vested in this Award upon the first to occur of (i) a Change in Control or (ii) termination of your Continuous Service due to your death or your Disability.  If your Continuous Service terminates without Cause, vesting will accelerate to the extent necessary so that you become at least 50% vested in the total number of Restricted Shares designated above, plus an additional 25% of such number for each completed year of your Continuous Service beyond the first year after the Effective Date (up to 100% in the aggregate).

§83(b) Elections	Allowed using the Election attached as Exhibit C.

Deferral Elections	Not allowed.

Recapture and Recoupment	Plan §10 shall apply re Termination, Rescission, and Recapture. Plan §11 shall apply re Recoupment of this Award.

2.                                       Termination of Continuous Service.  Subject to the terms of any employment agreement between you and the Company and/or any of its subsidiaries then in effect, this Award shall be canceled and become automatically null and void (and you will forfeit all right to any unvested Restricted Shares) immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested in your Restricted Shares, pursuant to the terms of Section 1 above regarding vesting or accelerated vesting, on or before your Continuous Service ends.

3.                                       Voting Rights.  As the owner of record of any Restricted Shares you qualify to receive pursuant to this Award Agreement, you will be entitled to vote such Restricted Shares, provided you hold them on the particular record date for determining shareholders of record entitled to vote.

4.                                       Settlement through Issuance of Unrestricted Shares.  Pursuant to Section 6 of the Plan, the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one unrestricted Share for each vested Restricted Share, as soon as practicable after the date on which your Restricted Shares vest in whole or in part; provided that the number of Shares issued to you shall be reduced by a number of Shares having a Fair Market Value equal to the sum of (I) the par value per Share issued (as payment thereof), plus (II) the minimum statutory tax withholding required in connection with the settlement of your Restricted Shares, provided such action has been authorized by the Committee  through written notice to you before the applicable vesting date. Otherwise, you must arrange to settle the tax liability for such vesting of this Award through a cash payment or salary reduction, with cash being withheld from your pay for any additional withholding and employment taxes that applicable tax laws may require. Certificates for unrestricted Shares shall not be delivered to you unless and until all applicable conditions of this Award have been satisfied, including all employment and tax-withholding obligations.

5.                                       Dividends.  You shall have the right to collect any cash dividends or Share dividends on your Restricted Shares whenever they are declared and paid to the holders of Shares between the Grant Date and each vesting date upon which you are entitled to receive unrestricted Shares to settle this Award; provided that any cash dividends you receive shall be vested when paid, and that any Share dividends on your Restricted Shares shall be issued as additional Restricted Shares that have the same vesting terms and conditions as the underlying Restricted Shares to which the Share dividends relate.  To the extent that your Continuous Service ends before full vesting of your Restricted Shares, you will forfeit all Share-based dividends that are attributable to all of your non-vested Restricted Shares.

6.                                       Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit D (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

7.                                       Restrictions on Transfer of Award.  Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.

8.                                       Taxes.  Except to the extent otherwise specifically provided in an employment agreement between you and the Company, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any applicable taxes that may arise pursuant to this Award, including taxes arising under Code Section 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes.  The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

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9.                                       Not a Contract of Employment.  By executing this Award Agreement you acknowledge and agree that (i) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (ii) the Company would not have granted this Award to you but for these acknowledgements and agreements.

10.                                 Investment Purposes.  By executing this Award, you represent and warrant to the Company that any Restricted Shares issued to you will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

11.                                 Securities Law Restrictions.  Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

12.                                 Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

13.                                 Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

14.                                 Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

15.                                 Notices.  All notices, requests, demands and other communications required or permitted to be given under the Plan or this Award Agreement shall be in writing and shall be deemed given (i) when personally delivered to the recipient in writing or by electronic mail (provided in either case that a written or e-mail acknowledgement of receipt is obtained), (ii) one (1) business day after being sent by a nationally recognized overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier) or (iii) four (4) business days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the party concerned at the address indicated below (or such other address as the recipient shall specify by ten (10) days’ advance written notice given in accordance with this Section 15:

To the Company:

FairPoint Communications, Inc.
    Attention: General Counsel
521 East Morehead Street
Suite 500
Charlotte, North Carolina  28202

To the Participant: The last address shown in the Company’s records.

16.                                 Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of

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the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

17.                                 Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 14 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.

18.                                 Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

19.                                 Governing Law.  The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

FAIRPOINT COMMUNICATIONS, INC.

By:
Name:
Title:

PARTICIPANT

Signature:

Printed Name of Participant:

4

Exhibit A

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

Plan Document

5

Exhibit B

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

Plan Prospectus

6

Exhibit C

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

Section 83(b) Election Form

IF YOU WISH TO MAKE A SECTION 83(b) ELECTION, THERE ARE TWO CRITICAL REQUIREMENTS, PARTICULARLY:

•                       YOUR ELECTION MUST BE FINAL WITHIN 30 DAYS AFTER THE GRANT DATE  SET FORTH IN YOUR AWARD AGREEMENT, AND|

•                       BEFORE MAKING YOUR ELECTION, YOU MUST HAVE RECEIVED RESTRICTED SHARES PURSUANT TO SECTION 6 OF THE PLAN.

Attached is an Internal Revenue Code Section 83(b) Election Form.  In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return.  In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election.  Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service.  A Section 83(b) election normally cannot be revoked.

7

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

Election to Include Value of Restricted Shares in Gross Income

in Year of Award (Transfer) Under Internal Revenue Code Section 83(b)

Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.                                       My General Information:

Name:
Address:

S.S.N.
or T.I.N.:

2.                                       Description of the property with respect to which I am making this election:

shares of                        stock of FairPoint Communications, Inc. (the “Restricted Shares”).

3.                                       The Restricted Shares were transferred to me on                                    , 20    , pursuant to an Award Agreement executed on                  , 20     (the “Award Agreement”).  This election relates to the 20         calendar taxable year.

4.                                       The Restricted Shares are subject to the restrictions set forth in the Award Agreement, and are generally not transferable until my interest becomes vested and non-forfeitable, pursuant thereto.

5.                                       Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $           per share.

6.                                       Amount paid for Restricted Shares:

The amount I paid for the Restricted Shares is $         per share.

7.                                       Furnishing statement to employer:

A copy of this statement has been furnished to my employer (                    ).  If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.                                       Award Agreement or Plan not affected:

Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the Plan.

Dated:                              , 200  .

Taxpayer

8

Exhibit D

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

Designation of Death Beneficiary

In connection with the Awards designated below that I have received pursuant to the Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

any Award that I have received or ever receive under the Plan.

the                                    Award that I received pursuant to an award agreement dated                        ,          between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this

day of                         , 200

Notary Public

County of

State of

9

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

as amended and restated effective October 13, 2010

Non-Incentive Stock Option Award Agreement

You are hereby awarded this stock option (“Option”) to purchase Shares of FairPoint Communications, Inc. (the “Company”), subject to the terms and conditions set forth in this Non-Incentive Stock Option Award Agreement (the “Award Agreement”) and in the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (the “Plan”).  A copy of the Plan is attached as Exhibit A, and a prospectus describing the Plan’s material terms is attached as Exhibit B.  Terms below that begin with capital letters have the special meaning set forth in the Plan or in this Award Agreement.

This Award is conditioned on your execution of this Award Agreement within five (5) days after the Grant Date specified in Section 1 below.  By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan, subject to the provisions set forth below.  As a result, you should not execute this Award Agreement until you have carefully considered the terms and conditions of the Plan and this Award, plus the information disclosed within the attached Plan prospectus, and (ii) consulted with your personal legal and tax advisors about all of these documents.

1.                                      Specific Terms.  Your Option has the following terms:

Name of Participant
Grant Date:	, 2011.
Expiration Date:	10 years after Grant Date, at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.
Exercise Price:

To be determined by the Committee pursuant to Section 3(b)(iii) of the Plan, followed (as soon as practicable after 30 calendar days following the Effective Date) by written notice to you setting forth the per Share Exercise Price for Shares subject to this Option.

Number of Shares Subject to Award:
Vesting:

Your Award will vest, and thereby become exercisable with respect to the number of Shares covered by this Award, at the rate of twenty-five percent (25%) on the Grant Date, and an additional twenty-five percent (25%) on each of the first three anniversary dates of the Grant Date, provided that your Continuous Service has not ended before the particular vesting date (subject to any employment agreement between you and the Company).

Accelerated Vesting

You will become 100% vested in this Award upon a Change in Control. If your Continuous Service terminates without Cause, vesting will accelerate to the extent necessary so that you become at least 50% vested in the Number of Shares Subject to Award (as designated above), plus an additional 25% of such number for each completed year of your Continuous Service beyond the first year after the Effective Date (up to 100% in the aggregate). If your Continuous Service ends due to your death or Disability, you will become vested in this Award to the extent vesting would have otherwise occurred within the one-year period following termination of your Continuous Service.

Recapture and Recoupment	Plan §10 shall apply re Termination, Rescission, and Recapture of this Award. Plan §11 shall apply re Recoupment of this Award.

2.                                      Manner of Exercise.  This Option shall be exercised in the manner set forth in the Plan, using the exercise form attached hereto as Exhibit C.  The amount of Shares for which this Option may be exercised is cumulative; that is, if you fail to exercise this Option for all of the Shares vested under this Option during any period set forth above, then any Shares subject hereto that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of this Option pursuant to Sections 1 and 3 of this Award Agreement and the terms of the Plan.  Fractional Shares may not be purchased.

3.                                      Termination of Continuous Service.  Subject to the terms of any employment agreement between you and the Company and/or any of its subsidiaries that is in effect when your Continuous Service terminates, this Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested, pursuant to the terms of Section 1 above regarding vesting or accelerated vesting, on or before your Continuous Service ends.

4.                                      Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest if any, in this Award and any underlying Shares.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit D (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.  To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

5.                                      Restrictions on Transfer of Award.  Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee, except as hereinafter provided.  You may transfer the Options as follows: (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a Permitted Transferee, as defined in subsection (ii) of this Section, or (ii) by gift to charitable institutions or by gift to any of the following relatives of yours: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and this shall include adoptive relationships (each a “Permitted Transferee”).  Any Permitted Transferee of your rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.

6.                                      Taxes.  This Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, and its tax consequences shall accordingly be determined under Section 83 of the Code.  Except to the extent otherwise specifically provided in an employment agreement between you and the Company, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any applicable taxes that may arise pursuant to this Award, including taxes arising under Code Section 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes.  The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

7.                                      Not a Contract of Employment.  By executing this Award Agreement you acknowledge and agree that (i) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with

2

or without Cause; and (ii) the Company would not have granted this Award to you but for these acknowledgements and agreements.

8.                                      Investment Purposes.  By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to your Options will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

9.                                      Securities Law Restrictions.  Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

10.                               Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

11.                               Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

12.                               Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

13.                               Notices.  All notices, requests, demands and other communications required or permitted to be given under the Plan or this Award Agreement shall be in writing and shall be deemed given (i) when personally delivered to the recipient in writing or by electronic mail (provided in either case that a written or e-mail acknowledgement of receipt is obtained), (ii) one (1) business day after being sent by a nationally recognized overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier) or (iii) four (4) business days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the party concerned at the address indicated below (or such other address as the recipient shall specify by ten (10) days’ advance written notice given in accordance with this Section 13:

To the Company:

FairPoint Communications, Inc.
    Attention: General Counsel
521 East Morehead Street
Suite 500
Charlotte, North Carolina  28202

To the Participant: The last address shown in the Company’s records.

14.                               Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

3

15.                               Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 14 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.

16.                               Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

17.                               Governing Law.  The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

FAIRPOINT COMMUNICATIONS, INC.

Signature:

Name and Title:

PARTICIPANT

Your Signature:

Your Printed Name:

4

Exhibit A

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

Plan Document

5

Exhibit B

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

Plan Prospectus

6

Exhibit C

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

Form of Exercise of Stock Option

FairPoint Communications, Inc.

[Company Address]

Attention:

Dear Sir or Madam:

The undersigned elects to exercise his/her Option to purchase            shares of Common Stock of FairPoint Communications, Inc. (the “Company”) under and pursuant to a Stock Option Award Agreement dated as of                             .

1.                                      Delivered herewith is a check and/or Shares of Common Stock owned by the undersigned, valued at the closing sale price of the stock on the business day prior to the date of exercise, as follows:

$		in cash or check
$		in the form of Shares of Common Stock, valued at $ per share

$	Total

2.                                      The undersigned elects a net exercise, hereby authorizing the Company to withhold from the shares otherwise subject to this Option a number of shares sufficient to cover the exercise price and minimum statutory withholding taxes payable pursuant to this exercise; provided that this net exercise alternative is available only if the Committee has not suspended it by written notice to the undersigned before the exercise date for these Options.

The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name:

Address:

Social Security Number

Very truly yours,

Date	Optionee

7

Exhibit D

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

Designation of Death Beneficiary

In connection with the Awards designated below that I have received pursuant to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (the “Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

any Award that I have received or ever receive under the Plan.

the                                    Award that I received pursuant to an award agreement dated                        ,          between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this

        day of                         , 200

Notary Public
County of
State of

8